For period ending March 31, 2006

File number 811-7528

Section 16(a) Beneficial Ownership Reporting Compliance

The registrant is not aware of any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, which was not timely filed.